                                                               Exhibit (a)(1)(F)

                         NOTICE OF GUARANTEED DELIVERY
 U.S. OFFER TO PURCHASE FOR CASH 28,566,944 AMERICAN DEPOSITARY SHARES ("ADSS")
           (EACH ADS REPRESENTING 7 CLASS D SHARES OF COMMON STOCK)

                                      OF

                      COMPANIA ANONIMA NACIONAL TELEFONOS
                             DE VENEZUELA (CANTV)
                                      FOR
                                $24.00 PER ADS
                                      BY


                     AES COMUNICACIONES DE VENEZUELA, C.A.
                          A COMPANY JOINTLY OWNED BY

                              THE AES CORPORATION

                                      AND


                             CORPORACION EDC, C.A.
      THE U.S. OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, OCTOBER 29, 2001, UNLESS
                          THE U.S. OFFER IS EXTENDED.


     As set forth under the section "THE U.S. OFFER--Procedure for Tendering ADSs in the U.S. Offer" in the U.S. Offer to Purchase dated September 25, 2001 (the "Offer to Purchase"), this Notice of Guaranteed Delivery or one substantially equivalent hereto (this "Form") must be used to tender ADSs pursuant to the U.S. Offer if the American Depositary Receipts ("ADRs") representing such ADSs are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Receiving Agent prior to the expiration date of the U.S. Offer. This Form, properly completed and duly executed (including the signature guarantee by an Eligible Institution in the form set forth hereinafter) may be delivered by hand or mail to the Receiving Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Offer to Purchase.

                  THE RECEIVING AGENT FOR THE U.S. OFFER IS:

                         MELLON INVESTOR SERVICES LLC


          By Mail:                            By Hand:                         By Overnight Delivery:
 Reorganization Department           Reorganization Department               Reorganization Department
        PO Box 3301                         120 Broadway                         85 Challenger Road
South Hackensack, NJ 07606                   13th Floor                          Mail Stop - Reorg
                                         New York, NY 10271                  Ridgefield Park, NJ 07660


         Alternative Hand Delivery (If 120 Broadway is Not Available):
                           Reorganization Department
                                   C/O STARS
                          100 William Street, Galleria
                               New York, NY 10038

                           By Facsimile Transmission:
                        (For Eligible Institutions Only)
                                 (201) 296-4293

                             Confirm by Telephone:
                                 (201) 296-4860



     DELIVERY OF THIS FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. ADSS MAY NOT BE TENDERED BY MEANS OF THIS FORM.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON SUCH ADS LETTER OF TRANSMITTAL.


              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

Ladies and Gentlemen:


     The undersigned hereby tenders to AES Comunicaciones de Venezuela, C.A., a company incorporated under the laws of Venezuela (the "Purchaser"), jointly owned by The AES Corporation, a Delaware corporation ("AES") and Corporacion EDC, C.A., a company incorporated under the laws of Venezuela and in which AES owns 87% of the outstanding ordinary shares ("CEDC"), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related ADS Letter of Transmittal, receipt of which is hereby acknowledged, the number of ADSs specified below pursuant to the Guaranteed Delivery Procedures described in the Offer to Purchase under the section "THE U.S. OFFER--Procedure for Tendering ADSs in the U.S. Offer".

     Number of ADSs: -------------------------

     ADR No.(s) (if available): --------------

                                --------------

                                --------------

     Account Number: -------------------------

     If ADSs will be tendered by book-entry transfer, check this box [ ]:

     Name of Tendering Institution: -----------

     Account Number: --------------------

     Dated: -----------------------------


     Name of Record Holder(s): ------------

     Address(es): -------------------------

                  -------------------------

                  -------------------------

     Area Code and Tel. No: ---------------

     Signature(s): ------------------------

                   ------------------------

                   ------------------------

     Dated: -------------------------------


                                   GUARANTEE
                    (NOT TO BE USED TO GUARANTEE SIGNATURES)

     The undersigned, a financial institution which is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program, hereby (a) guarantees the above named person(s) "own(s)" the ADSs tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender complies with Rule 14e-4 and (c) guarantees that it will deliver to the Receiving Agent, at one of its addresses set forth above, the ADRs representing the ADSs tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such ADSs into the Receiving Agent's account at the Book-Entry Transfer Facility, together with a properly completed and duly executed ADS Letter of Transmittal or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of an ADS Letter of Transmittal, with any required signature guarantees and any other required documents, all within six New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Receiving Agent and must deliver the ADS Letter of Transmittal and ADRs representing the ADSs to the Receiving Agent, or complete the book-entry transfer procedures, within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Institution.



Name of Firm: -----------------------

Address: ----------------------------

         ----------------------------
                           Zip Code

Area Code and Tel. No.: -------------


Authorized Signature: ---------------

Name: -------------------------------
             Please Print

Title: --------------  Dated: -------

DO NOT SEND ADRS REPRESENTING ADSS WITH THIS NOTICE OF GUARANTEED DELIVERY;
                           ADRS SHOULD BE SENT WITH
                          AN ADS LETTER OF TRANSMITTAL

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